Exhibit 10.22

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is entered by and between Biocept, Inc., a Delaware corporation (the “Company”), and Michael W. Nall (“Executive”) and shall be effective as of November 1, 2017 (the “Amendment Effective Date”).

WHEREAS, the Company and Executive are parties to that certain Employment Agreement, effective August 26, 2013 and amended effective November 6, 2015 (collectively the “Employment Agreement”); and

WHEREAS, the Company and Executive now desire to amend the Employment Agreement as set forth herein;

NOW THEREFORE, in consideration of the foregoing and the mutual promises herein contained, the parties agree as follows (capitalized terms used but not defined herein shall have the meaning set forth in the Employment Agreement):

1. AMENDMENT TO SECTION 4 (C) “EXPENSES.” The parties mutually agree that the Agreement is amended as of the Amendment Effective Date, by amending Section 4 (c) to delete the last sentence.

2. UNCHANGED TERMS/CONFLICT. Except as expressly modified by this Amendment, the Agreement shall remain unmodified and in full force and effect. Should there be any conflict between the terms and conditions of this Amendment and the terms and conditions of the Agreement, the parties agree that the terms and conditions of this Amendment shall control/prevail.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

BIOCEPT, INC.		EXECUTIVE

By:	/s/ David F. Hale	/s/ Michael W. Nall
	David F. Hale	Michael W. Nall
Chairman of the Board